                            NOTICE AND CERTIFICATION OF
                                 NO ORAL AGREEMENTS


     THIS NOTICE AND CERTIFICATION OF NO ORAL AGREEMENTS (this "Agreement") is made by and among VALUE PARTNERS, LTD., a Texas Limited Partnership, ("Lender") and Trans World Gaming Corp., a Nevada Corporation as of December 19, 1997 ("Borrower").

     Lender hereby gives the following notice to Borrower and Borrower hereby acknowledges and agrees with such notice:

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
     CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     FOR PURPOSES OF THIS NOTICE, THE WRITTEN LOAN DOCUMENTS ARE COMPRISED OF THE FOLLOWING (all of which are dated as of December 19, 1997);

     1.   First Amended Loan Agreement;

     2. First Amended Senior Secured Promissory Note in the principal sum of $4,125,000.00;

     3.   Notice and Certification of No Oral Agreements;

     4.   Resolutions By the Unanimous Written Consent of the Directors of
          Borrower;

     5. Resolutions By the Unanimous Written Consent of the General Partner of Lender; and,

     6.   Form of Warrant

     This Agreement may be executed in separate or multiple counterparts by the parties, and all of such counterparts shall be considered as one and the same instrument notwithstanding the fact that various counterparts are signed by only one or more of the parties, and all of such Agreements shall be deemed but one and the same Agreement.

NOTICE AND CERTIFICATION OF NO ORAL AGREEMENTS

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

                              LENDER:

                              VALUE PARTNERS, LTD.

                              By: Fisher Ewing Partners,
                              a Texas general partnership

                              General Partner

                              By:
                                 ---------------------------------------------
                                         Timothy Ewing
                              Its:       General Partner
                                  --------------------------------------------


                              BORROWER:

                              TRANS WORLD GAMING CORP.,
                              A NEVADA CORPORATION

                              By:
                                 ---------------------------------------------
                              Its:
                                  --------------------------------------------

NOTICE AND CERTIFICATION OF NO ORAL AGREEMENTS

STATE OF TEXAS           Section
                         Section
COUNTY OF DALLAS         Section

     BEFORE ME, the undersigned authority, on this day personally appeared ___________________________________, the General Partner of Fisher Ewing
Partners, general partners of Value Partners, Ltd. who stated that he has read the foregoing, and that the information contained therein is within his personal knowledge and is true and correct.

                                   ____________________________________


     SUBSCRIBED AND SWORN TO BEFORE ME, on this the ______ day of __________, 1997 to certify with my hand and seal of office.

                                   _________________________________
                                   Notary Public in and for the State of Texas
                                   My Commission Expires:_____________

                                   _________________________________
                                   Printed Name of Notary Public

NOTICE AND CERTIFICATION OF NO ORAL AGREEMENTS

STATE OF NEW YORK        Section
                         Section
COUNTY OF NEW YORK       Section

     BEFORE ME, the undersigned authority, on this day personally appeared ___________________________________, the _______________ of Trans World
Gaming Corp. who stated that he has read the foregoing, and that the information contained therein is within his personal knowledge and is true and correct.

                                   ____________________________________


     SUBSCRIBED AND SWORN TO BEFORE ME, on this the ______ day of __________, 1997 to certify with my hand and seal of office.

                                   _________________________________
                                   Notary Public in and for the
                                   State of New York
                                   My Commission Expires:_____________

                                   _________________________________
                                   Printed Name of Notary Public




NOTICE AND CERTIFICATION OF NO ORAL AGREEMENTS

THE TRANSFER OF THIS NOTE IS RESTRICTED - SEE SECTION 9 HEREOF

                               FIRST AMENDED
                       SENIOR SECURED PROMISSORY NOTE


$4,125,000.00                                                December 19, 1997
                                                            New York, New York

1. AGREEMENT TO PAY. FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, the undersigned, TRANS WORLD GAMING CORP., a Nevada Corporation (hereinafter referred to as the "Maker"), promises to pay to the order of VALUE PARTNERS, LTD., a Texas limited partnership (hereinafter referred to as the "Payee", and Payee and each successive owner and holder of this Note being hereinafter generally referred to as the "Holder") in the manner provided for herein of the principal sum of

                  FOUR MILLION ONE HUNDRED TWENTY-FIVE THOUSAND
                              AND NO/100 DOLLARS
                                ($4,125,000.00)

together with interest on the outstanding principal balance hereof remaining from time to time unpaid at the rate provided in Section 2 hereof. This Note amends, renews, reinstates, modifies, restates and replaces in its entirety that certain Senior Secured Promissory Note in the principal balance of $2,625,000.00 dated October 27, 1997 (the "Prior Note"). This Note is entitled to all of the liens, benefits, priorities, rights and privileges of the Prior Note and that certain Loan Agreement dated as of October 27, 1997, as amended, which Prior Note shall, upon execution and delivery hereof be canceled and deemed null and void and of no effect.

2.   INTEREST RATE.

     (a) The outstanding principal balance hereof shall bear simple interest at the rate of the lesser of twelve percent per annum (12%) or the highest lawful rate permitted by law (the "Regular Rate"), computed daily on the basis of a 360 day year consisting of twelve 30-day months for each day all or any part of the principal balance hereof shall remain outstanding.

     (b) All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date (as defined in Section 4) or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee exceed the maximum amount permissible under the laws of the State of New York (hereinafter the "Applicable Law"). If from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum

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               FIRST AMENDED SENIOR SECURED PROMISSORY NOTE, PAGE 1
     amount permissible under the Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance Payee shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph shall control all agreements between Maker and Payee.

3. DOCUMENTS. Maker shall, upon execution of this Note, execute and cause to be delivered to Bergman, Yonks, Stein & Bird, to the benefit of Payee, that certain Loan Agreement, and that certain Certificate of No Oral Agreements, that certain Warrant to Purchase Common Stock and thereafter such other documents as may be required from time to time pursuant to such documents.

4. INCORPORATION BY REFERENCE. The First Amended Loan Agreement dated as of the date hereof, including Conversion Rights as set forth in Section 4 thereto and Events of Default as set forth in Section 17 thereto, is attached thereto as Exhibit "A" and incorporated herein by reference.

5. PAYMENTS. Maker shall, until all obligations under the terms of this Note are satisfied, on or before the 10th calendar day following each three
(3) calendar month period, with the first three month period to commence as of October 1, 1997 pay or cause to be paid the sum equal to forty percent (40%) of all cash received during that prior three (3) month period, if any, by it or its wholly owned subsidiary, Tottenham & Co., d/b/a ART Marketing Ltd. (the "Subsidiary") for services rendered by Maker or the Subsidiary as to the Boxer Casino located in the city of Gyandja (Azerbaijon Republic), including pursuant to that Joint Activity Agreement dated March 31, 1997 by and between Subsidiary and Mahmud Audiyev, provided that in no event shall such sum exceed the principal balance of the Note, together with accrued unpaid interest and other sums due Payee as of the date of such payment. The payment shall be applied first to unpaid fees and expenses of Payee arising in relation to this Note, next to unpaid interest and then to unpaid principal. The entire unpaid principal balance of this Note and all accrued unpaid interest herein is due and payableDecember 31, 1998 ("Final Maturity Date"). The obligation to pay this Note is a general obligation of the Maker and is not limited to proceeds received from the operation of the Boxer Casino. All payments to be made by Maker to the Payee hereunder shall be made to the Payee at 2200 Ross Avenue, Suite

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               FIRST AMENDED SENIOR SECURED PROMISSORY NOTE, PAGE 2

4660 West, Dallas, Texas 75201, (or to such other address as another Holder may notify the Maker pursuant to Section 10 hereof), not later than 4:00 p.m. Central Time on the date when due in lawful money of the United States of America and immediately available funds. The Maker will promptly and punctually pay when due (whether on a scheduled payment date or at maturity or upon the prepayment of such Note) the principal of and interest on the Note, without any presentment thereof, directly to Holder of the Note at the address of such Holder shown in the register maintained by the Maker for such purposes or at such other addresses the Holder may from time to time designate in writing to the Maker or, if a bank account is designated in any written notice to Maker from the Holder, the Maker will make such payments by wire transfer or other immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of the Holder in any bank in the United States of America as such Hlder may from time to direct in writing. The Holder of the Note agrees that in the event it shall sell or transfer the Note it will, prior to the delivery of the Note make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note. Upon repayment in full of the Note, the Holder of the Note shall deliver such Note to the Maker for cancellation. Maker shall not be charged a penalty in the event of prepayment of the Note, to the extent such prepayment is consented to in writing by the Holder. In the event of conflict of any term of this Note with any term of the Loan Agreement, the terms of the Loan Agreement shall control.

6. NEGOTIABILITY; OFFSETS, DEFENSES OR COUNTERCLAIMS. Subject to applicable law and regulation, including but not limited to Federal and State securities laws and regulations, this Note is freely negotiable. As of the date hereof, Maker knows of no defenses, setoffs, or counterclaims existing as of the date hereof which could be asserted or brought by the Maker or any other party in any suit or action for the collection of any sum due hereunder.

7. CONSENTS. WAIVERS AND MODIFICATIONS. No term, covenant, agreement or condition of this Note may be amended, supplemented or modified, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), except pursuant to a written instrument signed by the Maker and the Holder. No course of dealing between the Maker and the Holder of the Note or any delay or failure on the part of the Holder of this Note in exercising any rights hereunder shall operate as a waiver of any rights of such Holder.

8. GOVERNING LAW. THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. WHENEVER POSSIBLE EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE. WHENEVER IN THIS NOTE REFERENCE IS MADE

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               FIRST AMENDED SENIOR SECURED PROMISSORY NOTE, PAGE 3

TO THE PAYEE OR THE MAKER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS. THE MAKER'S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION FOR THE MAKER.

9. SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE THEREFORE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE DISTRIBUTED FOR VALUE IN THE ABSENCE OF (i) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE MAKER THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM (OR NOT OTHERWISE SUBJECT TO) THE REGISTRATION (OR QUALIFICATION) AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR LAWS, OR (ii) SUCH REGISTRATION OR QUALIFICATION.

10. ATTORNEYS FEES. In the case of a default, the Maker shall pay to the Holder, to the extent permitted by law, such further amount as shall be sufficient to cover the cost and expense of collection, including (without limitation) reasonable attorneys' fees, costs and expenses.

11. WAIVER OF PROTEST. The Maker expressly waives demand, grace, notice of intent to accelerate, notice of acceleration, presentment for payment, and protest, and further agrees that this Note and the Loan Agreement may be renewed, and the time for payment extended without notice.

12. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether so expressed or not.

13. HEADINGS. The headings of the Sections of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.

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               FIRST AMENDED SENIOR SECURED PROMISSORY NOTE, PAGE 4

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered as of the date first above written.

                              TRANS WORLD GAMING CORP.,
                              A NEVADA CORPORATION


                         By:  _______________________________

                         Its: _______________________________

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               FIRST AMENDED SENIOR SECURED PROMISSORY NOTE, PAGE 5